EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-39484, 333-30751 and 33-95062) pertaining to the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan, as amended and restated as of March 6, 2000, and in the Registration Statement (Form S-8 No. 33-95062) pertaining to the BioCryst Pharmaceuticals, Inc. Employee Stock Purchase Plan, of our report dated January 26, 2001, with respect to the financial statements of BioCryst Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ ERNST & YOUNG, LLP

Birmingham, Alabama March 23, 2001 48